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                            GALAXY NUTRITIONAL FOODS


For Immediate Release:                       Contact:
November 15, 2004                            Dawn M. Robert, Investor Relations
                                             Galaxy Nutritional Foods, Inc.
                                             (407) 854-0433


                        GALAXY NUTRITIONAL FOODS REPORTS
                        SECOND QUARTER OPERATING RESULTS

          Net Sales Rise 28% in Second Quarter and First Half of FY2005

  Gross Margin Decrease Attributed Primarily to Increase in Key Commodity Costs

ORLANDO, Florida (November 15, 2004) Galaxy Nutritional Foods, Inc. (AMEX:GXY), a leading producer of nutritious plant-based dairy alternatives for the retail and foodservice markets, today reported its operating results for the second quarter and first half of FY2005.

For the three months ended September 30, 2004, net sales increased 28% to approximately $11.9 million, compared with approximately $9.3 million in the second quarter of FY2004. The increase in net sales was primarily due to higher contract manufacturing revenues, increased sales of Wholesome Valley organic products, and an increase in the Company's Food Service business. While contract manufacturing sales generate lower gross profit margins than sales of branded products, the higher sales volume allows the Company to spread its fixed manufacturing costs across a larger revenue base. However, the Company also incurred a substantial increase in the cost of certain key food ingredients and raw materials, which caused gross margin to decline $419,346 in the most recent quarter, when compared with the prior-year period. A portion of such increased costs will be passed through to customers via price increases in the second half of the fiscal year.

The Company reported a net loss of ($839,762) in the second quarter of FY2005, versus a net loss of ($228,145) in the quarter ended September 30, 2003.

"Our sales efforts, including more efficient trade and consumer advertising initiatives, continued to result in strong top line growth during the most recent quarter," noted Michael E. Broll, Chief Executive Officer of Galaxy Nutritional Foods, Inc. "We have enhanced our category market share and grown our Wholesome Valley organic cheese brand into the #2 brand position at retail. However, we have experienced unprecedented increases in critical raw materials prices, driven primarily by a worldwide shortage of casein, which is a key ingredient in our dairy alternative products. We were able to offset some of these higher costs through price increases and cost control measures during the quarter, which allowed us to restore positive operating profitability in September."

"Based upon information available at the present time, we believe ingredient costs will begin to moderate in the fourth quarter of the current fiscal year. This cost stabilization, coupled with continued operational expense savings in other areas and some minimal reductions in growth spending, should improve our bottom line during the balance of the fiscal year."

"While our short-term operating performance suffered due to higher raw materials costs, we are pleased with the progress being made towards our longer term strategic goals, from both an operational and financial perspective," continued Broll. "Shortly after the end of our second fiscal quarter, we announced the redemption of all outstanding convertible preferred stock. This eliminated a great uncertainty surrounding future dilution of our common shareholders, and our earnings will not be penalized by non-cash preferred stock dividends and related accretion expense in the future. We believe the redemption of the preferred will make our common stock more attractive to investors as we move forward to restore profitability and realize Galaxy's potential as a leading manufacturer and developer of healthy food products for the consumer which are rapidly growing categories in excess of $20 billion."

Results for the second quarter of FY2005 included non-cash compensation income of $121,172, whereas results for the prior-year quarter included non-cash compensation expense of ($128,258). Additionally, results for the second quarter of FY2005 and FY2004 included employment contract expense of ($444,883) and $0, respectively. Excluding these non-cash compensation and employment contract items, the Company's operating loss, as adjusted (a non-GAAP measure), totaled ($252,043) in the quarter ended September 30, 2004, compared with operating income, as adjusted, of $170,185 in the quarter ended September 30, 2003. The $422,228 decrease in non-GAAP operating income was primarily the result of the narrowing in gross margin mentioned above.

Net loss for the second quarter of FY2005 totaled ($839,762), versus a net loss of ($228,145) in the quarter ended September 30, 2003. Excluding the non-cash compensation and employment contract items noted above, the Company incurred a net loss, as adjusted (a non-GAAP measure), of ($516,051) for the quarter ended September 30, 2004, compared with a net loss, as adjusted, of ($99,887) in the year-earlier period. The $416,164 increase in non-GAAP net loss was primarily due to the decrease in gross margin, as mentioned above.

After non-cash preferred stock dividends and non-cash preferred stock accretion for estimated redemption value, the Company reported a net loss available to common shareholders of ($571,372), or ($0.04) per diluted share, for the quarter ended September 30, 2004, versus a net loss available to common shareholders of ($933,385), or ($0.06) per diluted share, for the quarter ended September 30, 2003.

EBITDA, as adjusted (a non-GAAP measure), for the quarter ended September 30, 2004 declined to $294,002, or 2.5% of net sales, compared with EBITDA, as adjusted, for the quarter ended September 30, 2003 of $720,859, or 7.7% of net sales. EBITDA, as adjusted, is comprised of net income before interest, taxes, depreciation and amortization, and is exclusive of employment contract expense and non-cash compensation related to stock options and warrants.

Cash flow used in operating activities during the quarter ended September 30, 2004 totaled ($1,202,246), compared with cash flow provided by operating activities of $949,081 in the second quarter of FY2004. The decrease in operating cash flow versus the prior-year period was primarily due to increased accounts receivable and inventory levels resulting from higher sales volumes.

For the six months ended September 30, 2004, net sales increased 28% to approximately $23.1 million, compared with approximately $18.0 million in the corresponding period of the previous fiscal year. The Company reported a net loss of ($1,081,358) in the first half of FY2005, versus a net loss of ($2,198,249) in the prior-year period. After the deduction of non-cash preferred stock dividends and non-cash preferred stock accretion for estimated redemption value, the Company's net loss available to common shareholders totaled ($1,367,535), or ($0.09) per share, in the six months ended September 30, 2004, compared with a net loss available to common shareholders of ($3,853,198), or ($0.27) per share, in the first half of FY2004.

Footnote on non-GAAP Measures Presented Above

Management utilizes certain non-GAAP measures such as operating income, as adjusted, net income, as adjusted and EBITDA, as adjusted, because it provides useful information to management and investors in order to accurately review the Company's current on-going operations and business trends related to its financial condition and results of operations. Additionally, these measures are key factors upon which the Company prepares its budgets, forecasts and evaluates loan covenants. In its determination of non-GAAP measures, management excludes the non-cash compensation related to options and warrants as well as the employment contract expense from its analysis of operating income because it believes that these items do not accurately reflect the Company's current on-going operations. With respect to non-cash compensation, it is calculated based on fluctuations in the Company's stock price which are outside the Company's control and typically do not reflect the Company's operations. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures reported by other companies.


CONFERENCE CALL AND WEBCAST INFORMATION

There will be a teleconference and web-cast of the Company's 2nd Quarter Fiscal 2005 Earnings Results at 4:00 p.m. EST on Monday, November 15, 2004. The conference call invites all shareholders and interested parties to call in on a toll-free line to ask questions about the Company's results and discuss future plans. The toll-free number for U.S. and Canada callers is 800-289-0544. All other international/local callers should dial 913-981-5533. The conference call pass code for all participants is 876797.

The call will be simultaneously web cast at the following link:
http://phx.corporate-ir.net/playerlink.zhtml?c=102653&s=wm&e=961940

The call will be posted to our website the following day on Tuesday, November 16, 2004 at:
http://www.galaxyfoods.com/corporate.html

                      About Galaxy Nutritional Foods, Inc.

Galaxy Nutritional Foods is the leading producer of great-tasting, health-promoting plant-based dairy and dairy-related alternatives for the retail and foodservice markets. These phytonutrient-enriched products, made from nature's best grains - soy, rice and oats - are low and no fat (no saturated fat and no trans-fatty acids), have no cholesterol, no lactose, are growth hormone and antibiotic free and have more calcium, vitamins and minerals than conventional dairy products. Because they are made with plant proteins, they are more environmentally friendly and economically efficient than dairy products derived solely from animal proteins. Galaxy's products are part of the nutritional or functional foods category, the fastest growing segment of the retail food market. Galaxy brand names include: Galaxy Nutritional Foods(R), Veggie(R), Veggie Nature's Alternative to Milk(R), Veggie Slices(R), Soyco(R), Soymage(R), Wholesome Valley(R), formagg(R), and Lite Bakery(R). For more information, please visit Galaxy's website at www.galaxyfoods.com.

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, OR OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THOSE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO RELEASE PUBLICLY ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT UNANTICIPATED EVENTS OR DEVELOPMENTS.

                    (Financial statements on following pages)


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

                         GALAXY NUTRITIONAL FOODS, INC.
                                 Balance Sheets

                                                          SEPTEMBER 30,     MARCH 31,
                                                              2004            2004
                                                          ------------    ------------
                                                           (UNAUDITED)
                                  ASSETS

CURRENT ASSETS:
  Cash                                                         423,480    $    449,679
  Trade receivables, net                                     5,819,826       3,964,198
  Inventories                                                4,972,097       4,632,843
  Prepaid expenses and other                                   314,103         266,301
                                                          ------------    ------------

         Total current assets                               11,529,506       9,313,021

PROPERTY AND EQUIPMENT, NET                                 19,251,686      20,232,089
OTHER ASSETS                                                   336,192         416,706
                                                          ------------    ------------

         TOTAL                                              31,117,384    $ 29,961,816
                                                          ============    ============

                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Line of credit                                          $  5,881,762    $  4,605,277
  Accounts payable                                           2,439,586       1,266,346
  Accrued liabilities                                        1,538,510       1,812,300
  Preferred stock redemption liability                       2,484,688              --
  Current portion of accrued employment contracts              589,254         366,305
  Current portion of term notes payable                      1,488,750       1,140,000
  Current portion of obligations under capital leases          186,595         231,432
                                                          ------------    ------------

         Total current liabilities                          14,609,145       9,421,660

ACCRUED EMPLOYMENT CONTRACTS, less current portion           1,286,721       1,293,142
TERM NOTES PAYABLE, less current portion                     7,413,235       8,241,985
OBLIGATIONS UNDER CAPITAL LEASES, less current portion         150,549         204,967
                                                          ------------    ------------

         Total liabilities                                  23,459,650      19,161,754
                                                          ------------    ------------

COMMITMENTS AND CONTINGENCIES                                       --              --

CONVERTIBLE PREFERRED STOCK                                    495,183       2,573,581

STOCKHOLDERS' EQUITY:
  Common stock                                                 157,882         156,573
  Additional paid-in capital                                64,536,203      64,520,084
  Accumulated deficit                                      (44,638,873)    (43,557,515)
                                                          ------------    ------------

                                                            20,055,212      21,119,142
  Less:  Notes receivable arising from the exercise of
         stock options and sale of common stock            (12,772,200)    (12,772,200)
         Treasury stock, 26,843 shares, at cost               (120,461)       (120,461)
                                                          ------------    ------------

         Total stockholders' equity                          7,162,551       8,226,481
                                                          ------------    ------------

         TOTAL                                            $ 31,117,384    $ 29,961,816
                                                          ============    ============


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

                         GALAXY NUTRITIONAL FOODS, INC.
                            Statements of Operations
                                   (UNAUDITED)

                                       THREE MONTHS ENDED                SIX MONTHS ENDED
                                           SEPTEMBER 30,                   SEPTEMBER 30,
                                       2004            2003            2004            2003
                                   ------------    ------------    ------------    ------------
NET SALES                          $ 11,900,553    $  9,329,907    $ 23,092,231    $ 18,025,688

COST OF GOODS SOLD                    9,319,969       6,329,977      17,571,299      12,381,093
                                   ------------    ------------    ------------    ------------
  Gross margin                        2,580,584       2,999,930       5,520,932       5,644,595
                                   ------------    ------------    ------------    ------------

OPERATING EXPENSES:
Selling                               1,572,470       1,446,859       3,032,870       2,760,732
Delivery                                615,257         433,959       1,208,583         885,776
Non-cash compensation related to
  options & warrants                   (121,172)        128,258          41,202       1,435,389
Employment contract expense             444,883              --         444,883              --
General and administrative              565,968         886,019       1,199,310       1,869,498
Research and development                 78,932          62,908         151,618         125,992
                                   ------------    ------------    ------------    ------------
  Total operating expenses            3,156,338       2,958,003       6,078,466       7,077,387
                                   ------------    ------------    ------------    ------------

INCOME (LOSS) FROM OPERATIONS          (575,754)         41,927        (557,534)     (1,432,792)

Interest expense                       (264,008)       (270,072)       (523,824)       (765,457)
                                   ------------    ------------    ------------    ------------

NET LOSS                           $   (839,762)   $   (228,145)   $ (1,081,358)   $ (2,198,249)

Preferred Stock Dividends                40,180          53,836          82,572         108,616
Preferred Stock Accretion to
  Redemption Value                     (308,570)        651,404         203,605       1,546,333
                                   ------------    ------------    ------------    ------------

NET LOSS AVAILABLE TO COMMON
  SHAREHOLDERS                     $   (571,372)   $   (933,385)   $ (1,367,535)   $ (3,853,198)
                                   ============    ============    ============    ============

BASIC and DILUTED NET LOSS PER
  COMMON SHARE                     $      (0.04)   $      (0.06)   $      (0.09)   $      (0.27)
                                   ============    ============    ============    ============

                         GALAXY NUTRITIONAL FOODS, INC.
                            Statements of Cash Flows
                                   (UNAUDITED)


Six Months Ended September 30,                                            2004            2003
                                                                      ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income (Loss)                                                   $ (1,081,358)   $ (2,198,249)
  Adjustments to reconcile net income (loss) to net cash from (used
    in) operating activities:
      Depreciation and amortization                                      1,092,086       1,108,799
      Amortization of debt discount and financing costs                     49,615         152,022
      Provision for losses on trade receivables                            164,000          (5,000)
      Non-cash compensation related to options and warrants                 41,202       1,435,389
      (Increase) decrease in:
        Trade receivables                                               (2,019,628)        746,596
        Inventories                                                       (339,254)        803,444
        Prepaid expenses and other                                         (47,802)         27,978
      Increase (decrease) in:
        Accounts payable                                                 1,173,240      (1,021,513)
        Accrued liabilities                                                343,691        (238,762)
                                                                      ------------    ------------

  NET CASH FROM (USED IN) OPERATING ACTIVITIES                            (624,208)        810,704
                                                                      ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                       (77,207)       (100,087)
  Decrease in other assets                                                  22,482           1,807
                                                                      ------------    ------------

  NET CASH FROM (USED IN) INVESTING ACTIVITIES                             (54,725)        (98,280)
                                                                      ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Book overdrafts                                                               --      (1,151,276)
  Net borrowings (payments) on lines of credit                           1,276,485        (208,802)
  Repayments on subordinated note payable                                       --      (4,000,000)
  Borrowings on term note payable                                               --       2,000,000
  Repayments on term notes payable                                        (480,000)       (871,760)
  Principal payments on capital lease obligations                         (133,731)       (189,542)
  Financing costs for long term debt                                            --        (231,578)
  Proceeds from issuance of common stock, net of offering costs            (10,020)      3,796,868
  Proceeds from exercise of common stock warrants                               --         360,000
                                                                      ------------    ------------

  NET CASH FROM (USED IN) FINANCING ACTIVITIES                             652,734        (496,090)
                                                                      ------------    ------------

NET INCREASE (DECREASE) IN CASH                                            (26,199)        216,334

CASH, BEGINNING OF PERIOD                                                  449,679           1,598
                                                                      ------------    ------------

CASH, END OF PERIOD                                                   $    423,480    $    217,932
                                                                      ============    ============

                         GALAXY NUTRITIONAL FOODS, INC.
            EBITDA, as adjusted, (a non-GAAP measure) Reconciliation
                                   (Unaudited)


                                      THREE MONTHS ENDED                SIX MONTHS ENDED
                                         SEPTEMBER 30,                     SEPTEMBER 30,
                                     2004             2003             2004             2003
                                 ------------     ------------     ------------     ------------
NET SALES                        $ 11,900,553     $  9,329,907     $ 23,092,231     $ 18,025,688
                                 ------------     ------------     ------------     ------------

NET LOSS                         $   (839,762)    $   (228,145)    $ (1,081,358)    $ (2,198,249)
  Plus:
Non-cash compensation (income)
  expense                            (121,172)         128,258           41,202        1,435,389

Employment Contract Expense           444,883               --          444,883               --

Interest expense                      264,008          270,072          523,824          765,457

Depreciation and amortization
  expense                             546,045          550,674        1,092,086        1,108,799
                                 ------------     ------------     ------------     ------------
    EBITDA, as adjusted               294,002          720,859        1,020,637        1,111,396
                                 ------------     ------------     ------------     ------------

     As a % of Net Sales                  2.5%             7.7%             4.4%             6.2%
                                 ============     ============     ============     ============


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